UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

(17 CFR 240.13e- 4(c))

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2016, Old Line Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

(1)	To elect five directors to serve for a three-year term ending at the annual meeting of stockholders to be held in 2019, and until their successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes

James W. Cornelsen	7,600,653	290,757	1,884,015
James F. Dent	7,049,483	841,927	1,884,015
Thomas H. Graham	7,573,782	317,628	1,884,015
Carla Hargrove McGill	7,575,327	316,083	1,884,015
Jeffrey A. Rivest	7,605,108	286,302	1,884,015

(2)	To ratify the appointment of Dixon Hughes Goodman LLP as independent public accountants to audit the Company’s financial statements for 2015.

Votes For	9,702,570
Votes Against	62,549
Abstentions	10,306
Broker Non-Votes	0

(3)	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers.

4
Votes For	6,904,770
Votes Against	683,018
Abstentions	303,622
Broker Non-Votes	1,884,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date:  May 31, 2016By:  /s/Mark A. Semanie

              Mark A. Semanie, Executive Vice President

        and Chief Operating Officer